SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SIERRA PACIFIC RESOURCES

(Exact name of registrant as specified in its charter)

Nevada	88-0198358

(State of incorporation or organization)	(IRS Employee Identification No.)

P.O. Box 30150 (6100 Neil Road), Reno, Nevada	89520-0024 (89511)

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c) check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-124083

Securities to be registered pursuant to Section 12(b) of the Act:

7.803% Senior Notes due 2012
(Title of each class to be so registered)

New York Stock Exchange
(Name of each exchange on which each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered

     For a description of the Registrant’s securities, reference is made to “Description of the Notes” in Sierra Pacific Resources’ remarketing prospectus supplement, dated June 9, 2005 and filed pursuant to 424(b)(4) on June 10, 2005 (File No. 333-1243835), which is hereby incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
1	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (previously filed as Exhibit 4.1 to Form 8-K filed on May 22, 2000).

2	Form of Senior Note (previously filed as Exhibit 99.1 to Form 8-K filed on May 24, 2005)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 10, 2005	SIERRA PACIFIC RESOURCES

	By:	/s/ Michael W. Yackira

Michael W. Yackira Corporate Executive Vice President and Chief Financial Officer